SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported) August 17, 1995


                            Beneficial Corporation
             (Exact name of registrant as specified in its charter)


              Delaware                1-1177             51-0003820
      (State or other jurisdic-    (Commission         (IRS Employer
      tion of incorporation)       File Number)     Identification No.)



      301 North Walnut Street, Wilmington, Delaware           19801
      (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code (302)425-2500


                                  No Change
         (Former name or former address, if changed since last report)

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      Item 5.  Other Events.


                   The following is the text of a press release of Beneficial Corporation, a Delaware corporation, issued on August 17, 1995:





      BENEFICIAL CORPORATION RAISES QUARTERLY CASH DIVIDEND 9.3% TO $0.47
                     - SEVENTH STRAIGHT YEAR OF INCREASE -


                   WILMINGTON, Del. -- The board of directors of Beneficial Corporation (NYSE: BNL) today voted to raise the quarterly cash dividend on the Company's common stock by 9.3% to $0.47 from $0.43 per share, the seventh consecutive annual increase in the company's common share dividend. The annual dividend rate after the increase will be $1.88 per share, up from $1.72.

                   Finn M.W. Caspersen, chairman and chief executive officer, commented, "The board's action today reflects the continued strength of our consumer finance business and our optimism about Beneficial's earnings outlook. We remain committed to our goal of increasing total shareholder value over the long term and realize that growth in the cash dividend is an important factor in that equation.

                   "In that regard, we are proud of the fact that over the 7 1/2 year period since the end of our restructuring in 1987, Beneficial common shares have generated a total return to investors of 17.1% compounded annually, with all dividends reinvested. This compares to annual returns of 13.4% for the S&P 500, and 14.6% for the S&P Financials over the same period," Caspersen concluded.

                   The dividend -- payable September 30, 1995, to shareholders of record September 1, 1995 -- is the 265th consecutive quarterly dividend for shareholders of Beneficial, which has paid cash dividends without interruption since 1929.

                   The board also declared the regular semi-annual dividend of $2.15 per share on the $4.30 Dividend Cumulative Preferred Stock to stockholders of record at the close of business September 1, 1995, and payable September 30, 1995. The board also declared the regular quarterly dividend of $1.375 on the $5.50 Dividend Cumulative Convertible Preferred Stock, payable October 31, 1995, to stockholders of record at the close of business October 2, 1995.

                   Beneficial Corporation is a $14 billion, New York Stock Exchange-listed financial services holding company. Subsidiaries of the Company provide financial services through their various consumer finance, banking and insurance operations located throughout the United States, Canada, the United Kingdom and Germany. The Beneficial finance system includes more than 1,000 offices offering products and services that meet a broad range of consumer credit needs, including credit-related insurance.





                                   SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BENEFICIAL CORPORATION
                                                      (Registrant)


                                       By  /s/ Thomas P. McGough
                                          Thomas P. McGough
                                          Senior Vice President-
                                            Finance and Treasurer

      Dated:  August 18, 1995